UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2023

Academy Sports and Outdoors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39589	85-1800912
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation )	File No.)	Identification No.)

1800 North Mason Road
Katy, Texas 77449
(Address of principal executive offices including Zip Code)

(281) 646-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ASO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 22, 2023, the Board of Directors (the “Board”) of Academy Sports and Outdoors, Inc. (the “Company”) appointed Samuel (Sam) J. Johnson as President of the Company, effective as of October 23, 2023 (the “Effective Date”)

Mr. Johnson succeeds Michael P. Mullican, who on October 19, 2023, notified the Company that he would be stepping down as President of the Company to pursue other personal and professional opportunities. Mr. Mullican will serve the Company in an advisory capacity through a brief transition period beginning on the Effective Date.

Mr. Johnson, age 56, has served as the Executive Vice President, Retail Operations of the Company since April 2017. Prior to joining the Company, Mr. Johnson spent seven years with hhgregg, Inc., where he most recently served as Chief Retail Officer and led various functions including store operations, customer relations, commercial sales, real estate and visual merchandising. Prior to hhgregg, Inc., Mr. Johnson spent more than 20 years in various leadership roles with Sears Holdings Corporation, including Vice President of Small Stores.

There is no arrangement or understanding between Mr. Johnson and any other person pursuant to which Mr. Johnson was appointed as President. There is no family relationship between Mr. Johnson and any director or executive officer of the Company, and there are no transactions involving Mr. Johnson and the Company that require disclosure under Item 404(a) of Regulation S-K.

Amended and Restated Employment Agreement

In connection with this appointment, the Compensation Committee of the Board approved, and Mr. Johnson entered into, an amended and restated employment agreement with the Company, Academy Managing Co. LLC and New Academy Holding Company, LLC on October 23, 2023 (the “A&R Employment Agreement”), the terms of which take effect as of the Effective Date. Pursuant to the A&R Employment Agreement, Mr. Johnson will be entitled to receive an annual base salary of $825,000, an increase from his current base salary of $725,000, commencing as of the Effective Date. In addition, Mr. Johnson will continue to be eligible to participate in the Company’s annual cash bonus plan pursuant to which he will have a target bonus opportunity equal to 140% of his annual base salary (at the base salary rate in effect as of the end of the fiscal year applicable to such annual bonus). This percentage represents an increase in the target bonus opportunity and such increase will take effect as of the Effective Date. For fiscal year 2023, Mr. Johnson’s annual bonus will be prorated to account for the change in his annual base salary and target bonus opportunity from its current rate of 120% of his annual base salary to 140% of his annual base salary.

Under the A&R Employment Agreement, if the Company terminates Mr. Johnson’s employment without “cause” or if Mr. Johnson resigns for “good reason” (each as defined in the A&R Employment Agreement), then Mr. Johnson, as applicable, will be eligible to receive the following severance payments and benefits subject to his execution and non-revocation of a release of claims: (i) any unpaid bonus under the Company’s annual cash bonus plan for the fiscal year immediately preceding the fiscal year in which the termination date occurs; (ii) a cash severance payment in an amount equal to the product of (x) two multiplied by (y) the sum of (A) his annual base salary and (B) the average annual bonus paid (or earned, to the extent not yet paid as of the termination date) under the Company’s annual cash bonus plan for the two prior fiscal years; (iii) a pro-rata annual bonus for the year of termination based on the bonus earned for the prior year; (iv) a lump sum payment intended to offset the incremental costs of 24 months of COBRA coverage; and (v) a lump sum payment equal to 24 months of the executive’s basic life insurance premium.

Mr. Johnson is also subject to the following restrictive covenants under the A&R Employment Agreement: (i) confidentiality during and following the period of employment, (ii) irrevocable assignment of all rights of any intellectual property created during employment to the Company, (iii) non-competition during employment and for 24 months following termination, (iv) perpetual non-disparagement covenant, and (v) non-solicitation of employees, no hire, and non-solicitation of customers for 24 months following termination.

The foregoing summary of the A&R Employment Agreement does not purport to be complete description of such agreement and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On October 23, 2023, the Company issued a press release announcing the appointment of Mr. Johnson as President of the Company and that Mr. Mullican would be stepping down as President of the Company to pursue other personal and professional opportunities. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference.

The information contained under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Samuel J. Johnson Amended and Restated Employment Agreement, dated October 23, 2023.
99.1	Press Release, dated October 23, 2023.
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADEMY SPORTS AND OUTDOORS, INC.

October 23, 2023	By:	/s/	Rene G. Casares
	Name:	Rene G. Casares
	Title:	Senior Vice President, General Counsel and Secretary